Exhibit 99.1

Arbor Realty Trust Announces the Appointment of
 George Tsunis to the Board of Directors

UNIONDALE, NY (August, 8, 2016) — Arbor Realty Trust, Inc. (NYSE:ABR) today announced the appointment of George Tsunis to its board of directors as an independent member effective immediately.

Mr. Tsunis is the founder, chairman and chief executive officer of Chartwell Hotels as well as an attorney, philanthropist and public policy advisor. Mr. Tsunis’ Chartwell Hotels owns, manages and develops hotels under the Hilton, Marriott and InterContinental Hotels Group franchises across the Northeast and Middle Atlantic states. Prior to founding Chartwell, Mr. Tsunis was a partner at the law firm of Rivkin Radler LLP. Earlier in his career, he served as legislative attorney at the New York City Council.

Mr. Tsunis is also a director of the Don Monti Cancer Research Foundation and a member of the board of trustees of Friends Academy, an independent college preparatory private school, where he is also the chairman of its Building and Grounds Committee.

During Mr. Tsunis’ long career, he has had the opportunity to serve as a member of the Brookings Institution’s Foreign Policy Leadership Committee and its Leadership Council. He has also served on the board of trustees for the Business Executives for National Security, Dowling College, the American Red Cross Suffolk County Chapter, the Huntington (NY) Chamber of Commerce/Committee on Good Government, the Education and Assistance Corporation and the Private Industry Council of Suffolk County. He also established the George and Olga Tsunis Center for Hellenic Studies.

In addition, Mr. Tsunis has received numerous awards and honors from such organizations as the Long Island Children’s Museum, the Lycoming (PA) County United Way, the State of Israel Bonds of Central Pennsylvania, Cyprus Christofias and the National Association for the Advancement of Colored People, Huntington (NY) Chapter.

“George comes to Arbor with extensive experience as a business executive, attorney, board member and civic leader for numerous profit, non-profit and educational institutions throughout his long and successful career,” said Ivan Kaufman, chairman, president and CEO of Arbor. “We look forward to the many contributions he is certain to make during his tenure as a board member for Arbor Realty Trust.”

Mr. Tsunis received his Bachelor of Arts degree from New York University and his Juris Doctor from St. John’s University School of Law.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE: ABR) is a real estate investment trust and national direct lender specializing in loan origination and servicing for multifamily, seniors housing,

healthcare and other diverse commercial real estate assets. Arbor is a Top 10 Fannie Mae DUS® Multifamily Lender by volume and a Top Fannie Mae Small Loan lender, a Freddie Mac Program Plus® Seller/Servicer and the Top Freddie Mac Small Balance Loan Lender, a Fannie Mae and Freddie Mac Seniors Housing Lender, an FHA Multifamily Accelerated Processing (MAP)/LEAN Lender, a HUD-approved LIHTC Lender as well as a CMBS, bridge, mezzanine and preferred equity lender, consistently building on its reputation for service, quality and flexibility. With a current servicing portfolio of approximately $12 billion, Arbor is a primary commercial loan servicer and special servicer rated by Standard & Poor’s with an Above Average rating. Arbor is also on the Standard & Poor’s Select Servicer List and is a primary commercial loan servicer and loan level special servicer rated by Fitch Ratings. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  The following factors, among others, could cause our actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements: (1) our continued ability to source new investments, (2) changes in interest rates and/or credit spreads, (3) changes in the real estate markets, (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (5) other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2015 and our other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein or on the conference call to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: The Ruth Group Joseph Green 646-536-7013 jgreen@theruthgroup.com

Media:

Bonnie Habyan, EVP of Marketing

516-229-4615
bhabyan@arbor.com

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